SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 7, 2002

Commission File Number 0-4173

DMI FURNITURE, INC. (Exact name of registrant as specified in its charter)

DELAWARE	41-0678467
(State of incorporation)	(IRS employer ID number)

One Oxmoor Place, 101 Bullitt Lane, Louisville, Kentucky 40222
(Address of principal executive offices)

Registrant’s telephone number with area code: (502) 426-4351 Ext.225

Item 4. Changes in Registrant’s Certifying Accountant.
Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits
SIGNATURES
EX 16.1--

Item 4. Changes in Registrant’s Certifying Accountant.

     (a)  The Audit Committee of the Board of Directors of DMI Furniture, Inc. (the “Company”) annually considers and recommends to the Board the selection of the Company’s independent public accountants. As recommended by the Company’s Audit Committee, the Company’s Board of Directors on May 7, 2002 decided to dismiss Arthur Andersen LLP (“Andersen”) as the Company’s independent public accountants and to engage Deloitte & Touche LLP to serve as the Company’s independent accountants for fiscal 2002.

     (b)  Andersen’s reports on the Company’s consolidated financial statements for each of the two most recent fiscal years did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

     (c)  In connection with its audits for the Company’s two prior fiscal years and the current year interim period through May 7, 2002, there have been no disagreements between the Company and Andersen on any matter of accounting principles and practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Andersen’s satisfaction, would have caused Andersen to make reference to the subject matter of the disagreement in connection with its report on the Company’s consolidated financial statements for such years.

     (d)  During the Company’s two prior fiscal years and through May 7, 2002, there have been no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

     (e)  The Company has requested Andersen to furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements made by the Company. A copy of the letter, dated May 13, 2002, is filed as Exhibit 16.1.

     (f)  During the Company’s two prior fiscal years and through May 7, 2002, the Company did not consult Deloitte & Touche, LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits

     (c)  Exhibits.

Exhibit
Number	Description

16.1	Letter of Arthur Andersen LLP regarding change in certifying accountant.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 14, 2002	DMI FURNITURE, INC. /s/Phillip J. Keller Phillip J. Keller Vice President-Finance, Chief Financial Officer & Treasurer